                               SCHEDULE 14A
                              (RULE 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14a INFORMATION
       PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      RIGHTCHOICE MANAGED CARE, INC.
             ------------------------------------------------
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     /x/ No fee required.

     / / Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

              [Letterhead of RightCHOICE Managed Care, Inc.]

                                                    John A. O'Rourke
                                             Chairman, President and
                                             Chief Executive Officer




                                                       June 12, 2000


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of RightCHOICE Managed Care, Inc., to be held at the principal executive offices of the Company, located at 1831 Chestnut Street, St. Louis, Missouri, on Tuesday, July 11, 2000, commencing at 11:00 a.m., local time. The business to be conducted at the Annual Meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

     Your Board of Directors joins with me in urging you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised or if you attend the Annual Meeting and prefer to vote in person.

                              Very truly yours,

                              /s/ John A. O'Rourke

                              John A. O'Rourke
                              Chairman, President and
                              Chief Executive Officer

                    RIGHTCHOICE(R) MANAGED CARE, INC.
                           1831 CHESTNUT STREET
                      ST. LOUIS, MISSOURI 63103-2275

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TIME                    11:00 a.m. local time on Tuesday, July 11, 2000

PLACE                   RightCHOICE Managed Care, Inc.
                        1831 Chestnut Street
                        St. Louis, Missouri 63103

ITEMS OF BUSINESS       (1)  To elect two directors to Class III of the
                             Company's Board of Directors to hold
                             office for a three-year term expiring at the 2003 Annual Meeting of the Shareholders of RightCHOICE and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

                        (2)  To transact such other business as
                             properly may come before the Annual Meeting and any postponement, continuation or adjournments thereof.

RECORD DATE             You are entitled to vote if you were a
                        shareholder at the close of business on June 7, 2000.

VOTING BY PROXY         All shareholders are cordially invited to attend
                        the Annual Meeting. Whether or not you intend to be present at the Annual Meeting, the Board of Directors of RightCHOICE requests you to promptly sign, date and return the enclosed proxy card. You may revoke your proxy at any time before it is exercised, and it will not be used if you attend the Annual Meeting and prefer to vote in person. Your vote is important, and all shareholders are urged to be present at the Annual Meeting in person or by proxy.

                             By Order of the Board of Directors

                             /s/ Angela F. Braly

                             Angela F. Braly
                             Secretary


June 12, 2000

                    2000 ANNUAL MEETING OF SHAREHOLDERS

                NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                            TABLE OF CONTENTS


PROXY SOLICITATION AND VOTING PROCEDURES                               1
      Your vote is very important                                      1
      Who can vote                                                     1
      The number of votes you have                                     1
      How you can vote                                                 1
      Quorum requirement                                               1
      How proxies will be voted                                        2
      How you can revoke your proxy and change your vote               2
      Costs and method of solicitation                                 2

ITEM 1 -- ELECTION OF DIRECTORS                                        2
      Nominees                                                         2
      Vote required to elect directors                                 3
      Recommendation                                                   3

ITEM 2 -- OTHER BUSINESS                                               3
INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS                         3
      General                                                          3
      Nominees and Directors Continuing in Office                      3

DIRECTOR COMPENSATION                                                  5
      Directors' Fees                                                  5
      Directors' Stock Option Plan                                     6
      Directors' Deferred Compensation Plan                            6

MEETINGS                                                               6
COMMITTEES                                                             7

EXECUTIVE COMPENSATION AND OTHER INFORMATION                           7
      Remuneration                                                     7
      Option Grants                                                    9
      Option/SAR Exercises and Holdings                               10
      O'Rourke Employment Agreement                                   10
      Executive Severance Agreements                                  11
      Officers' Severance Agreements                                  12
      Pension Plans                                                   12

COMPENSATION COMMITTEE REPORT                                         14
      Compensation Policy                                             14
      Compensation Program and Components                             14
      Compensation Committee Interlocks and Insider Participation     16

COMPANY PERFORMANCE                                                   16

OWNERSHIP OF RIGHTCHOICE CAPITAL STOCK                                17
      Ownership by Management                                         17
      Ownership of Certain Beneficial Owners                          19

CERTAIN TRANSACTIONS                                                  20
      Reorganization Agreement                                        20
      Administrative Services Agreement                               20
      Tax Allocation Agreement                                        21
      Lease                                                           21

INDEPENDENT AUDITORS                                                  21

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE               21

ANNUAL REPORT                                                         21

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING                         22

                    RIGHTCHOICE MANAGED CARE, INC.
                         1831 CHESTNUT STREET
                      ST. LOUIS, MISSOURI 63103
                            (314) 923-4444
                          _________________

                           PROXY STATEMENT
                          _________________

                   ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD JULY 11, 2000
                          _________________

               PROXY SOLICITATION AND VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

     The Board of Directors of RightCHOICE Managed Care, Inc. is soliciting proxies for RightCHOICE's 2000 annual meeting. RightCHOICE is first mailing this proxy statement and the form of proxy to shareholders on or about June 12, 2000.

WHO CAN VOTE

     Shareholders of record on June 7, 2000, may vote at the annual meeting. On June 7, 2000, 3,710,866 shares of class A common stock and 14,962,500 shares of class B common stock were outstanding and thereby entitled to vote at the annual meeting. Blue Cross and Blue Shield of Missouri owns all of the outstanding shares of the class B common stock.

THE NUMBER OF VOTES YOU HAVE

     You have 1 vote for each share of class A common stock that you held on June 7, 2000. Each share of class B common stock has 10 votes per share. The holders of the class A common stock and the class B common stock will vote together as a single class on all matters voted upon at the annual meeting.

HOW YOU CAN VOTE

     There are two ways you can vote:

     * by proxy - simply indicate your vote by completing the enclosed proxy card, sign and date the proxy card and return it in the envelope provided, or

     * in person - attend the annual meeting and vote in person (if your shares are held in the name of a broker, you should bring instructions from your broker to vote in person).

QUORUM REQUIREMENT

     In order for there to be a quorum to elect directors and to transact any other business at the annual meeting, a majority of (1) the total number of outstanding shares of class A common stock, (2) the total number of outstanding shares of class B common stock, and (3) the total number of outstanding shares of class A common stock and class B common stock taken together must be present in person or by proxy at the annual meeting.

HOW PROXIES WILL BE VOTED

     If you properly execute and return your proxy in time, your shares of class A common stock will be voted in accordance with your instructions. If you do not give instructions on your proxy, your shares of class A common stock will be voted in favor of the election of William H.T. Bush and William J. Schicker to the Board of Directors.

     Shares represented by proxies that are marked "withhold authority" will be counted to determine the presence of a quorum at the annual meeting but will have the effect of a vote against a director. Shares represented by a proxy as to which there is a "broker non-vote" (for example, where a broker does not have discretionary authority to vote the shares), will be counted to determine the presence of a quorum at the annual meeting, but will have no effect on the vote.

     As of the date of this proxy statement, RightCHOICE is not aware of any matters which may come before the annual meeting other than the matters discussed in this proxy statement. If any other matter properly comes before the annual meeting, the proxy holders will vote the shares of common stock represented by your proxy in their discretion.

HOW YOU CAN REVOKE YOUR PROXY OR CHANGE YOUR VOTE

     You may revoke a properly executed proxy at any time before it is exercised by:

     * filing a written revocation with the secretary of RightCHOICE prior to the annual meeting,

     * filing a duly executed proxy bearing a later date with the secretary of RightCHOICE prior to the annual meeting, or

     * voting in person at the annual meeting (if your shares are held in the name of a broker, you should bring instructions from your broker to vote in person).

COSTS AND METHOD OF SOLICITATION

     Directors, officers, employees and agents of RightCHOICE will solicit proxies primarily by mail, telephone, telegram, fax or personally. They will not receive any additional compensation for their solicitation. RightCHOICE will pay all expenses of the proxy solicitation. RightCHOICE will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of class A common stock and will reimburse these persons for their reasonable out-of-pocket expenses.

                   ITEM 1 - - ELECTION OF DIRECTORS

NOMINEES

     William H.T. Bush and William J. Schicker are the nominees for election to the Board of Directors. Mr. Bush is presently a member of the Board of Directors. If elected, each has consented to serve for a 3-year term until RightCHOICE's annual meeting in 2003 and until their respective successors are duly elected and qualified. Information about each of the two nominees and the other directors of RightCHOICE appears beginning on page 3.

VOTE REQUIRED TO ELECT DIRECTORS

     The election of each nominee for director must be approved by a majority of the shares entitled to vote on the election of directors and present, in person or by proxy at the annual meeting. Cumulative voting for the election of directors is not available.

     Unless instructed otherwise, the proxy holders will vote for William H.T. Bush and William J. Schicker as directors. Although RightCHOICE has no reason to believe that Mr. Bush or Mr. Schicker will decline or be unable to serve as a director if elected, if that were to occur, the proxy holders will vote for another person designated by the Board of Directors.

     You may withhold authority to vote for both nominees or for either nominee. Votes withheld will be excluded from the vote.

     Blue Cross and Blue Shield of Missouri, as the owner of all of the outstanding shares of the class B common stock, has the voting power to elect both of the directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR WILLIAM H.T. BUSH AND WILLIAM J. SCHICKER, THE NOMINEES LISTED UNDER ITEM 1 ON THE PROXY.

                      ITEM 2 - - OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors is not aware of any other matters which may come before the annual meeting.

           INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

GENERAL

     The Board of Directors is divided into 3 classes of directors, with the directors in each class serving a 3-year term until their respective successors are duly elected and qualified or until their earlier resignation and removal. The terms of William H.T. Bush and Norman J. Tice expire at the annual meeting. William H.T. Bush and William J. Schicker have been nominated for election as Class III directors whose terms will expire in 2003. The terms of Earle H. Harbison, Jr. and Gloria W. White expire in 2001, and the terms of John A. O'Rourke and Roger B. Porter, Ph.D. expire in 2002.

     Ronald G. Evens, M.D., resigned from the Board in October 1999. His term would have expired in 2002. The Board of Directors has determined not to immediately fill the vacancy resulting from Dr. Evens' resignation.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

     The following table sets forth certain information about each nominee and director of RightCHOICE.

NOMINEES FOR CLASS III:  TERM TO EXPIRE IN 2003

      NAME                       AGE      PRESENT POSITION      DIRECTOR
      ----                       ---
      William H.T. Bush           61         Director             1994
      William J. Schicker         65         Nominee              N/A

CLASS III: TERM TO EXPIRE IN 2000

                                          PRESENT POSITION      DIRECTOR
      NAME                       AGE      WITH RIGHTCHOICE       SINCE
      ----                       ---      ----------------      --------
      William H.T. Bush           61          Director            1994
      Norman J. Tice              64          Director            1994

CLASS I: TERM TO EXPIRE IN 2001

                                          PRESENT POSITION      DIRECTOR
      NAME                       AGE      WITH RIGHTCHOICE       SINCE
      ----                       ---      ----------------      --------
      Earle H. Harbison, Jr.      71          Director            1994
      Gloria W. White             65          Director            1994

CLASS II: TERM TO EXPIRE IN 2002

                                          PRESENT POSITION      DIRECTOR
      NAME                       AGE      WITH RIGHTCHOICE       SINCE
      ----                       ---      ----------------      --------
      John A. O'Rourke            56    Chairman, President       1997
                                        and Chief Executive
                                              Officer
      Roger B. Porter, Ph.D.      53          Director            1994

The business experience of each of the nominees and directors of RightCHOICE is as follows:

   WILLIAM H.T. BUSH has served as a director since April 1994.
Mr. Bush currently serves as Chairman of the audit committee, the finance and investment committee and the nominating committee. He served on the Blue Cross and Blue Shield of Missouri Board of Directors from 1989 to 1994 and as Secretary of the Blue Cross and Blue Shield of Missouri
Board of Directors from 1990 to 1994. Mr. Bush is the Chairman of Bush-O'Donnell & Company, Inc. of St. Louis, an investment management and financial advisory firm he founded in 1986. Prior to 1986, Mr. Bush served as President and director of The Boatmen's National Bank of St. Louis. Mr. Bush currently is a director of Mississippi Valley Bancshares, Inc., Maritz, Inc., D.T. Industries, Inc., the Lord-Abbett Family of Mutual Funds and Engineered Support Systems, Inc.

   WILLIAM J. SCHICKER is nominated to serve as a Class III director for a term to expire in 2003. Mr. Schicker has served as a director of Blue Cross and Blue Shield of Missouri since August, 1994, and of HMO Missouri, Inc., a subsidiary of RightCHOICE since August, 1995.
Mr. Schicker is the owner and president of McMahon Ford Company, Barreth Chrysler Company, Ford Groves Company, McMahon Lincoln Mercury and J.D. Byrider, all of which are automobile dealerships located in the metropolitan St. Louis, Missouri area. He is a director of Citizens National Bank and numerous community organizations including the Boys Club of St. Louis, the Urban League of Metropolitan St. Louis and the St. Louis Sports Commission.

   NORMAN J. TICE has served as a director since April 1994. Mr. Tice served as Vice Chairman of RightCHOICE from September 1995 to October
1997 and as Chairman of RightCHOICE from April 1994 to August 1995. He also was a director of Blue Cross and Blue Shield of Missouri from 1986 to July 1994 and has been a director of Blue Cross and Blue Shield of Missouri since January 1996. Mr. Tice served as Chairman of the Blue Cross and Blue Shield of Missouri Board of Directors from 1990 to 1994 and has served in that capacity since January 1996. Mr. Tice is a consultant in the financial services industry. He retired from Boatmen's Bancshares, Inc. in May 1996 where he had served in various senior management positions. He is a member of the Mastercard International, Inc. Global Board of Directors and serves as Chairman Emeritus. He is also a director of General Credit Forms, Inc. and Intelidata and is an advisory director of First National Bank of St. Louis and a commissioner of the Bi-State Development Agency.

   EARLE H. HARBISON, JR. has served as a director since April 1994.
Mr. Harbison currently serves as Chairman of the compensation committee. Since September 1993, Mr. Harbison has served as Chairman of Harbison Corporation, a manufacturing company located in St. Louis. From May 1986 until his retirement in September 1993, he served as President, Chief Operating Officer and a director of Monsanto Company. Mr. Harbison is a director of HealthLink, Inc., Angelica Corporation, National Life Insurance Co., Mutual of America, Washington University, Barnes-Jewish Hospital, Automobile Club of Missouri and the National Law Center,
George Washington University.

   GLORIA W. WHITE has served as a director since November 1994.
Mrs. White currently serves as Chair of the litigation committee. She served on the Board of Directors of Blue Cross and Blue Shield of Missouri from 1986 to 1996 and as Chair of the Blue Cross and Blue Shield of Missouri Board of Directors from August 1994 to January 1996. Mrs. White has been Vice Chancellor Emerita of Washington University since June 1997 and has served in various other capacities at Washington University since 1967. She currently serves as Chair of the American Red Cross North Central Region. Mrs. White is also a director of HMO Missouri, Inc., Missouri Goodwill Industries, United Way of Greater
St. Louis, the St. Louis Symphony and the St. Louis Art Museum, a member of the FirStar Private Banking Advisory Committee, Chair of The Sheldon Foundation Board of Trustees and a member of the Executive Committee of United Way of Greater St. Louis.

   JOHN A. O'ROURKE has served as a director and as Chairman and Chief Executive Officer of RightCHOICE since February 1997 and as President of RightCHOICE since March 1997. Mr. O'Rourke also has served as President and Chief Executive Officer of Blue Cross and Blue Shield of Missouri since March 1997. He served as President and Chief
Executive Officer of HealthLink, Inc., now a subsidiary of RightCHOICE, from January 1985 to February 1997. Prior to joining HealthLink,
Mr. O'Rourke was a member of the Federal Senior Executive Service and served for approximately 15 years in the United States Department of Health and Human Services in several capacities, including Deputy Director of the Office of Health Maintenance Organizations, Deputy Director of the Office of Health Practice Assessment and Senior Policy Analyst in the Office of the Surgeon General. Prior to serving in the Department of Health and Human Services, Mr. O'Rourke was the Director of the Department of Economic Research for the American Medical
Association.

   ROGER B. PORTER, PH.D. has served as a director since April 1994.
Dr. Porter currently serves as Chairman of the business opportunities committee. Since 1993, Dr. Porter has served as IBM Professor of Business and Government at the John F. Kennedy School of Government at Harvard University. From 1989 to 1993, Dr. Porter served as Assistant to the President of the United States for Economic and Domestic Policy.
From 1985 to 1989, Dr. Porter was Professor of Business and Government at Harvard University and Faculty Chairman of the Program for Senior Managers in Government. He is a director of HMO Missouri, Inc., Zions Bancorporation, National Life Insurance Company, Tenneco Automotive, and PACTIV Corporation.

   There is no arrangement or understanding between any director and any other person pursuant to which the director was selected as a director. None of the corporations or other organizations that employ or employed the directors of RightCHOICE are parents, subsidiaries or affiliates of RightCHOICE.

DIRECTOR COMPENSATION

   Directors' Fees

   In 1999, each director who was not an employee of RightCHOICE or its subsidiaries or of Blue Cross and Blue Shield of Missouri received:
(1) an annual retainer of $13,000, (2) $800 for each meeting attended and (3) reimbursement of reasonable out-of-pocket expenses incurred in conjunction with attending Board and committee meetings. Each non-employee director also received $700 for each committee meeting attended, except the committee chair who received $900 for each committee meeting attended. Each non-employee director was also entitled to receive additional fees for attending lengthy meetings. No additional fees were paid to directors in 1999. Directors serving on the business opportunities committee also received $275 per hour for any additional efforts expended on committee matters outside of the meetings.

   In 2000, RightCHOICE's non-employee director compensation was increased so that each non-employee director is paid: (1) an annual retainer of $26,500, (2) $1,000 for each Board meeting attended and
(3) $1,000 for each committee meeting attended, except the committee chair who is paid $1,200 for each committee meeting attended.

   Directors' Stock Option Plan.

   RightCHOICE has adopted a stock option plan for non-employee directors to provide non-employee directors with stock options to purchase shares of class A common stock. The purpose of the plan is to attract and retain qualified outside directors and to provide additional incentive for these directors to promote the success of RightCHOICE's business through sharing in the future growth of the business. Only non-employee directors, currently 5 individuals, are eligible to participate in the directors' stock option plan.

   Under the plan, each year RightCHOICE grants each non-employee director an option to purchase 1,000 shares of class A common stock. Each person who is elected for the first time as a non-employee director is granted an option to purchase a pro-rated number of shares of class A common stock based upon the number of months until the next annual grant. The aggregate number of shares of class A common stock that may be issued under options granted under the directors' stock option plan is limited to 60,000 shares, subject to adjustment in the event of various changes in RightCHOICE's capital structure. The directors' stock option plan is administered by a committee designated by the Board of directors and composed of directors who are not otherwise eligible to be participants in the plan. In 1999, John A. O'Rourke was the only member of this committee.

   The exercise price for an option is the closing price of the class A common stock on the New York Stock Exchange on the date of grant. Each option expires 10 years from the date of grant. In the event of a change in control of RightCHOICE, the committee which administers the option plan has the discretion to accelerate the vesting of options, require the cash-out of options, adjust the options to reflect the change in control, or deem the options to be exercisable for the consideration which would have been received had the options been exercised prior to the change in control.

   Directors' Deferred Compensation Plan.

   Non-employee directors may also elect to participate in a nonqualified deferred compensation plan. Under the plan, non-employee directors may make an annual election to defer a portion or all of their directors' fees. Directors may invest their deferred directors' fees in various mutual funds or they may purchase shares of class A common stock.

MEETINGS

   During 1999, the Board of Directors of RightCHOICE held 11 meetings, including regularly scheduled and special meetings. All directors attended (including attendance by telephone conference) at least 75% of the meetings of the Board and of the committees on which they served that were held during 1999, except for Earle H. Harbison, Jr., who attended 72% of the meetings of the Board and of the committees on which he served that were held during 1999.

COMMITTEES

   Pursuant to RightCHOICE's Bylaws, the Board of Directors has established the following committees:

   Audit Committee. The audit committee assists the Board of Directors in fulfilling its responsibilities with respect to RightCHOICE's internal control structure and financial reporting practices by reviewing the audited financial information which is provided to the shareholders and others, the system of internal controls that management and the Board of Directors have established, and the internal and external audit processes. The audit committee is responsible for recommending the appointment of RightCHOICE's independent auditors and reviewing the terms of their engagement, reviewing RightCHOICE's policies and procedures with respect to internal auditing, corporate compliance, accounting and financial controls, and reviewing the scope and results of audits and any auditor recommendations. The current members of the audit committee are William H.T. Bush, Chairman, Roger B. Porter, Ph.D., and Gloria W. White. The audit committee met four times in 1999.

   Compensation Committee. The compensation committee has general responsibility for recommending to the Board of Directors the compensation and benefits of RightCHOICE's executive officers. The compensation committee also has the power and authority vested in the Board of Directors by any benefit plan of RightCHOICE. In addition, the compensation committee makes recommendations to the Board of Directors with regard to the compensation of the Board and its committees, other than the compensation committee. The current members of the compensation committee are Earle H. Harbison, Jr., Chairman, William
H.T. Bush, Roger B. Porter, Ph.D., and Gloria W. White. The compensation committee met five times in 1999.

   Nominating Committee. In December 1998, the nominating committee was established for the purpose of making recommendations to the Board of Directors for nominations to the Board. The nominating committee consists of William H.T. Bush, Chairman, Earle H. Harbison, Jr., Roger
B. Porter, Ph.D., and Gloria W. White. The nominating committee met one time in 1999. The nominating committee has not yet determined whether it will consider nominees to the Board of Directors recommended by shareholders. Shareholders may, however, nominate candidates to the Board of Directors in accordance with the procedures set forth in RightCHOICE's Bylaws.

   In addition to the committees listed above, the Board of Directors also has established the finance and investment, joint litigation and RightCHOICE business opportunities committees.

           EXECUTIVE COMPENSATION AND OTHER INFORMATION

REMUNERATION

   The following table summarizes for the years ended December 31, 1999, 1998 and 1997 all of the compensation RightCHOICE paid to its 5 most highly compensated executive officers, including its Chief Executive Officer. The compensation paid by RightCHOICE includes amounts Blue Cross and Blue Shield of Missouri fully reimbursed to RightCHOICE under an administrative services agreement.

   As a general matter, "salary" includes amounts each named executive electively deferred under RightCHOICE's 401(k) plan, executive deferred compensation plan and Section 125 plan. The 401(k) plan enables participants to voluntarily reduce their salary up to the lesser of 15% of compensation or the maximum dollar amount allowed under the Internal Revenue Code. RightCHOICE matches 60% of these contributions up to 5% of a participant's compensation. The matching contribution, which is included under the column entitled "All Other Compensation," vests over a period of years and is 100% vested after 5 years of service. The deferred compensation plan permits additional elective deferrals and additional matching contributions and restores benefits that cannot be contributed to and provided by RightCHOICE because of limits imposed by the Internal Revenue Code. RightCHOICE has not granted any stock appreciation rights.


                                                   SUMMARY COMPENSATION TABLE
                                                   Annual Compensation                    Long-Term Compensation
                                           ----------------------------------   --------------------------------------------
                                                                                        Awards                 Payouts
                                                                                --------------------------------------------
                                                                                            Securities
                                                                      Other                   Under-
                                                                      Annual    Restricted    Lying               All Other
                                                                      Compen-      Stock     Options/     LTIP      Compen-
      Name and Principal                    Salary       Bonus<F1>    sation      Award(s)     SARs     Payouts   sation<F2>
          Position               Year         ($)           ($)        ($)          ($)        (#)        ($)        ($)
-----------------------------    ----      --------      ---------    -------   ----------   --------  ---------- ----------
John A. O'Rourke<F3>             1999      $400,000      $284,460    $     0        $0        26,558      $0       $145,583
Chairman, President, and         1998       375,000       228,552          0         0        34,080       0         53,784
Chief Executive Officer          1997       322,365       114,309          0         0        24,010       0        583,046<F4>

Sandra A. Van Trease             1999      $300,000      $209,930    $     0        $0        21,246      $0       $ 27,384
Senior Executive Vice            1998       258,333       156,195          0         0        20,292       0         19,552
President, Chief Operating       1997       208,750             0          0         0        12,926       0         13,397
Officer and Chief
Financial Officer

Angela F. Braly<F5>              1999      $250,000      $177,829    $     0        $0        37,705      $0       $  9,298
Executive Vice President,
General Counsel and Corporate
Secretary

Michael Fulk<F6>                 1999      $217,300      $150,201    $     0        $0        11,615      $0       $ 14,595
Senior Vice President and        1998       205,000        91,193     30,000         0        24,730       0          8,400
Chief Marketing Officer

Herbert B. Schneiderman          1999      $201,400      $121,514    $     0        $0         9,419      $0       $ 13,698
Senior Vice President            1998       190,000        83,028          0         0        11,048       0         13,941
Medical Delivery Systems         1997       190,000             0          0         0        12,215       0         13,892

---------------

<F1>    The bonus reported in the table for Mr. O'Rourke includes
compensation paid under the Blue Cross and Blue Shield of Missouri Management Incentive Plan based upon (1) Blue Cross and Blue Shield of Missouri's overall corporate financial performance as measured by its operating profit/loss excluding investment income, extraordinary income/expense and taxes on income, and (2) the attainment of certain individual performance goals. Of the amounts reported for Mr. O'Rourke, the Blue Cross and Blue Shield of Missouri Management Incentive Plan accounted for 50% of the amount paid for 1999, 61% of the amount paid for 1998 and 100% of the amount paid for 1997. RightCHOICE initially paid these amounts but was fully reimbursed by Blue Cross and Blue Shield of Missouri. Otherwise, for all other named executives the bonus consists of compensation paid under the Alliance Blue Cross Blue Shield Incentive Plan. Amounts are payable under the plan upon the achievement of a pre-defined annual corporate operational target -- net income less extraordinary charges. RightCHOICE met its pre-defined annual corporate target in 1999 and 1998 but not in 1997 and therefore did not pay a bonus under the plan in 1997.

<F2>    Includes (1) reimbursed matching contributions that accrued during the year ended December 31, 1999, 1998 and 1997, respectively, for the accounts of the named executives under the 401(k) plan and the deferred compensation plan, (2) the value of term life insurance assigned to the named executives under split dollar universal life insurance policies owned by RightCHOICE, (3) earnings on amounts deferred under the deferred compensation plan for the named executives, and (4) an automobile lease arrangement or car allowance for the named executives.
In each case with respect to Mr. O'Rourke, Blue Cross and Blue Cross and Blue Shield of Missouri reimburses RightCHOICE for amounts attributable to Mr. O'Rourke's service to Blue Cross and Blue Shield of Missouri. Matching contributions that accrued under the 401(k) plan and the deferred compensation plan for 1999, 1998 and 1997 were $24,407, $17,968 and $6,681, respectively, for Mr. O'Rourke, $13,686, $9,425 and
$4,800, respectively,

                                  8


for Ms. Van Trease, $0 for 1999 for Ms. Braly, $4,800 and $0 for 1999 and 1998 for Mr. Fulk, and $4,800, $4,800 and $4,800, respectively, for
Mr. Schneiderman. The value of the term life insurance attributable to RightCHOICE (and with respect to Mr. O'Rourke, to Blue Cross and Blue Shield of Missouri) for 1999, 1998 and 1997 was $5,226, $1,662 and $1,144, respectively, for Mr. O'Rourke, $293, $198 and $197, respectively, for Ms. Van Trease, $186 for 1999 for Ms. Braly, $1,395 and $0 for 1999 and 1998 for Mr. Fulk, and $498, $741 and $692, respectively, for Mr. Schneiderman. Earnings on amounts deferred under the deferred compensation plan for 1999, 1998 and 1997 were $115,080, $31,704 and $1,162, respectively, for Mr. O'Rourke, $5,005, $1,529 and $0, respectively, for Ms. Van Trease, $712 for 1999 for Ms. Braly, $0 and $0 for 1999 and 1998 for Mr. Fulk, and $0, $0 and $0, respectively, for Mr. Schneiderman. The value of the automobile lease arrangements or car allowances for 1999, 1998 and 1997 was $870, $2,450 and $2,450,
respectively, for Mr. O'Rourke, $8,400, $8,400 and $8,400, respectively, for Ms. Van Trease, $8,400 for 1999 for Ms. Braly, $8,400 and $8,400 for 1999 and 1998 for Mr. Fulk, and $8,400, $8,400 and $8,400, respectively, for Mr. Schneiderman.

<F3>    The amount of salary reported in the table for 1997 for
Mr. O'Rourke includes $41,532 HealthLink paid to Mr. O'Rourke as salary for that portion of 1997, January 1-February 18, in which he served as President and Chief Executive Officer of HealthLink prior to becoming President and Chief Executive Officer of RightCHOICE. Approximately 50% of the remaining amount of salary reported in the table for Mr. O'Rourke in 1998 and 1997 was paid by RightCHOICE to Mr. O'Rourke for serving as Blue Cross and Blue Shield of Missouri's President and Chief Executive Officer, and Blue Cross and Blue Shield of Missouri reimbursed RightCHOICE for this amount under an administrative services agreement.

<F4>    Included in this amount is a $571,610 retention bonus paid to
Mr. O'Rourke under an employment contract between Mr. O'Rourke, HealthLink and RightCHOICE. The employment agreement, which was authorized and directed by the HealthLink Board of Directors in connection with the sale of HealthLink, provided for an escrow bonus arrangement paid over a two-year term following the sale of HealthLink provided that Mr. O'Rourke was still employed by RightCHOICE. This two-year bonus arrangement was created to assure the purchaser of HealthLink (which was acquired by RightCHOICE in August 1995) of the continued employment of Mr. O'Rourke and thereby assure the full value of HealthLink upon its sale.

<F5>    Ms. Braly joined RightCHOICE on January 1, 1999.

<F6>    Mr. Fulk joined RightCHOICE on December 29, 1997, and received a signing bonus of $30,000.

OPTION GRANTS

   The following table sets forth information with respect to each of the named executives concerning grants of stock options for the year ended December 31, 1999.

   RightCHOICE granted options reported in this table on January 1, 1999. In the event of a change in control of RightCHOICE, the committee which administers the option plan has the discretion to accelerate the vesting of options, require the cash-out of options, adjust the options to reflect the change in control, or deem the options to be exercisable for the consideration which would have been received had the options been exercised prior to the change in control.

   The dollar value of the stock options has been determined as of January 1, 1999, using the Black-Scholes option pricing model based on the assumptions that (1) RightCHOICE granted the options on January 1, 1999, (2) the price for the shares of class A common stock underlying the options on the grant date was $11.50 per share, (3) the options are exercisable for 10 years from the grant date, (4) the option exercise price is $11.50 per share, (5) the dividend yield is 0%, (6) the "risk free" interest rate is 6.45%, the yield on a United States government zero coupon bond having a 10-year maturity from the grant date, (7) the price volatilities for the shares of class A common stock underlying the options is 40.52%, and (8) the options have an expected term of 10 years.

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                          Individual Grants
                             ------------------------------------------
                                                      Percent of Total
                             Number of Securities       Options/SARs
                                   underlying            Granted to       Exercise or
                             Options/SARs Granted   Employees in Fiscal   Base Price      Expiration         Grant Date
         Name                         (#)                   Year            ($/Sh)           Date          Present Value $
-----------------------      --------------------   -------------------   -----------   ---------------    ---------------
John A. O'Rourke                     26,558                  8.5%           $11.50      January 1, 2009       $187,499
Sandra A. Van Trease                 21,246                  6.8%           $11.50      January 1, 2009       $149,997
Angela F. Braly<F1>                  37,705                 12.0%           $11.50      January 1, 2009       $266,197
Michael Fulk                         11,615                  3.7%           $11.50      January 1, 2009       $ 82,002
Herbert B. Schneiderman               9,419                  3.0%           $11.50      January 1, 2009       $ 66,498

------------
<F1>    Ms. Braly joined RightCHOICE on January 1, 1999 and received options for 20,000 shares at that time.


OPTION/SAR EXERCISES AND HOLDINGS

   The following table sets forth information with respect to each named executive concerning the exercise of options during 1999 and unexercised options held as of December 31, 1999.

   The last reported sale price of RightCHOICE's class A common stock reported on the New York Stock Exchange on December 31, 1999 was $11.50 per share. In the following table, value is calculated by determining the difference between $11.50 and the option exercise price multiplied by the number of shares of class A common stock underlying the options.


                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND DECEMBER 31, 1999 OPTION/SAR VALUES
                                                             Number of Securities            Value of Unexercised
                                                            Underlying Unexercised              In-the-Money
                                                                 Options/SARs                   Options/SARs
                                 Shares         Value      At December 31, 1999 (#)       at December 31, 1999 ($)
                              Acquired on     Realized    ---------------------------    ---------------------------
         Name                 Exercise (#)       ($)      Exercisable   Unexercisable    Exercisable   Unexercisable
-----------------------       ------------    --------    -----------   -------------    -----------   -------------
John A. O'Rourke                   0             $0         36,117         57,280          $26,049        $44,973
Sandra A. Van Trease               0             $0         39,884         39,082          $26,349        $29,134
Angela F. Braly                    0             $0         16,000         21,705          $     0        $     0
Michael Fulk                       0             $0         11,577         24,768          $22,123        $24,870
Herbert B. Schneiderman            0             $0         42,830         20,855          $18,906        $17,371


O'ROURKE EMPLOYMENT AGREEMENT

   RightCHOICE and John A. O'Rourke are parties to an employment agreement which provides that Mr. O'Rourke will serve as Chairman and Chief Executive Officer of RightCHOICE until he is terminated by RightCHOICE or until he resigns. Mr. O'Rourke also serves as President and Chief Executive Officer of Blue Cross and Blue Shield of Missouri under the agreement. The agreement provides Mr. O'Rourke with a base salary, eligibility in RightCHOICE's and Blue Cross and Blue Shield of Missouri's employee benefit plans and other benefits provided in the same manner and to the same extent as RightCHOICE's and Blue Cross and Blue Shield of Missouri's other senior executives.

   Mr. O'Rourke's employment agreement also provides that he will receive severance benefits if he is the subject of an involuntary termination for any reason other than cause, disability or death or if he terminates his employment for good reason as defined in the agreement. Severance payments equal 3 times his annual base salary payable in 36 substantially equal monthly installments. Outplacement services are also provided. Mr. O'Rourke must execute a complete waiver of all claims against RightCHOICE, except for claims against RightCHOICE to enforce the agreement, prior to his receipt of any severance benefits. Any severance benefits would be reduced to the extent necessary to ensure that these payments, when added to other benefits provided by RightCHOICE, would not constitute an excess parachute payment under the Internal Revenue Code. The employment agreement also contains a confidentiality agreement, a covenant not to compete and a binding arbitration provision.

   In 1999, the Board of Directors amended Mr. O'Rourke's employment agreement to provide for an extension from 12 months to 36 months as the period during which payments equivalent to the premiums generally paid by RightCHOICE for health, dental, vision and life insurance will be paid by RightCHOICE to Mr. O'Rourke in the event his employment is terminated without cause or he voluntarily terminates his employment for good reason and to further provide for reimbursement of legal fees and other fees and expenses incurred by Mr. O'Rourke to protect his benefits under the agreement as well as payments for additional taxes incurred with respect to the reimbursement of fees and expenses.

EXECUTIVE SEVERANCE AGREEMENTS

   RightCHOICE has entered into severance agreements with each of its senior vice presidents and senior executives, including the following named executives: Sandra A. Van Trease, Angela F. Braly, Michael Fulk and Herbert B. Schneiderman. The agreements provide that an executive officer will receive severance benefits from RightCHOICE or its successor (1) if the executive officer is terminated without cause within 2 years after a change in control of RightCHOICE or (2) if within 2 years following a change in control of RightCHOICE, the executive officer terminates his or her employment within 3 months of an event constituting good reason.

   The benefits include outplacement services and cash payments equal to the greater of (1) 3 times the executive officer's base pay plus an amount equal to the premiums for health, dental, vision and life insurance for 30 months, or (2) 2 times the executive officer's annual compensation. If these amounts become payable, the amount of these severance payments will be reduced to the extent necessary so that they do not constitute "excess parachute payments" under the Internal Revenue Code. In the event of the death or disability of an officer, amounts payable under the officer severance agreement are reduced by any benefits paid to the officer or the officer's representatives under the life insurance program or long-term disability plan maintained by RightCHOICE.

   Benefits under the executive severance agreements are payable in 24 monthly installments or 36 monthly installments, depending on the applicable multiple of base pay or annual compensation. If the officer finds other employment prior to the payment of the last monthly installment, the remaining severance benefit may be paid in a lump-sum and benefits for outplacement services and insurance premiums will cease. Each executive severance agreement contains a confidentiality agreement, a covenant not to compete and a binding arbitration provision.

   In 1999, the Board of Directors amended the executive severance agreements to provide for an extension from 12 months to 30 months as the period during which payments equivalent to the premiums generally paid by RightCHOICE for health, dental, vision and life insurance will be paid by RightCHOICE in the event of the executive's involuntary termination or voluntary termination for good reason following a change in control and to further provide for reimbursement of legal fees and other fees and expenses incurred by an officer to protect his or her benefits under the executive severance agreement as well as payments for additional taxes incurred with respect to the reimbursement of fees and expenses.

OFFICERS' SEVERANCE AGREEMENTS

   RightCHOICE has entered into standard severance agreements with certain of its officers, including Sandra A. Van Trease, Angela F. Braly, Michael Fulk and Herbert B. Schneiderman. The agreements provide for severance benefits to officers who are involuntarily terminated for reasons other than cause, death or disability, or who voluntarily terminate their employment for proper reason, if the executive severance agreement benefits are not payable.

   Under the officer severance agreements, officers will receive a severance benefit equal to either 1 year's base pay, payable in 12 monthly installments, 2 years' base pay, payable in 24 monthly installments, or 3 years' base pay, payable in 36 monthly installments, depending upon the specific terms of each officer's agreement. If the officer finds other employment prior to the payment of the last monthly installment, the remaining severance benefit may be paid in a lump sum.

   In addition, amounts equal to health, dental and life insurance premiums will be provided by RightCHOICE for up to 12 months. Outplacement services are also provided. Severance benefits would be reduced to the extent necessary to ensure that these payments, when added to other benefits provided by RightCHOICE, or Blue Cross and Blue Shield of Missouri, if applicable, would not constitute excess parachute payments under the Internal Revenue Code. Each officer severance agreement contains a covenant not to compete and a confidentiality agreement. Officers are required to enter into a complete waiver of all claims against RightCHOICE prior to their receipt of any benefits under the agreement. In the event of the death or disability of an officer, amounts payable under the officer's severance agreement are reduced by any benefits paid to the officer or his or her representatives under the life insurance program or long-term disability plan maintained by RightCHOICE.

PENSION PLANS

   Eligible employees of RightCHOICE participate in a qualified defined benefit pension plan. Employees become vested in the plan after accruing 5 years of credited service. The pension plan provides for a normal retirement benefit payable in the form of a life annuity equal to 1% of final average earnings up to Social Security-covered compensation plus 1.5% of final average earnings in excess of Social Security-covered compensation, multiplied by years of credited service up to 30.
Credited service for this purpose includes service with other organizations licensed by the Blue Cross and Blue Shield Association, and pension benefits are offset by pension benefits payable by these other organizations. Normal retirement benefits are payable upon reaching age 65.

   The pension plan provides for subsidized early retirement benefits for employees who terminate their employment with RightCHOICE after having obtained age 55 and completion of 5 or more years of credited service. The subsidies are increased for participants who retire on or after attaining age 62 with 20 years or more of credited service. Employees with 20 or more years of service who retire between the ages of 55 and 61 may draw an unreduced benefit if they defer receipt of the
payments until age 62.   Those employees with 25 or more years of service
may draw a benefit reduced by 4% per year for each year that benefits are drawn before age 62. Participants may elect to receive their pension benefits in the form of a joint and survivor annuity, a single life annuity, a 10-year certain life annuity or other optional forms.

   RightCHOICE also maintains a supplemental executive retirement plan for some of its executives, including the named executives. The supplemental executive retirement plan provides for an annual retirement benefit equal to 2.5% of final average earnings, multiplied by years of service up to 20, offset by benefits provided under the pension plan and various other qualifying pension plans and annuities.

   The table below shows, based on various levels of final average earnings and years of credited service, the total estimated maximum annual benefits payable in the form of a single life annuity to hypothetical participants at normal retirement age (age 65) under the pension plan as supplemented by the supplemental executive retirement plan. The amounts listed in the table below are not subject to any reduction for Social Security benefits but are subject to offset by any pensions payable under the pension plans of other organizations licensed by the Blue Cross and Blue Shield Association.

                                                  ESTIMATED ANNUAL BENEFIT FOR REPRESENTATIVE
                                                          YEARS OF CREDITED SERVICE
                       -------------------------------------------------------------------------------------------------
Final Average
Earnings                  5             10             15             20             25             30             35
-------------          -------       --------       --------       --------       --------       --------       --------
$125,000               $15,625       $ 31,250       $ 46,875       $ 62,500       $ 62,500       $ 62,500       $ 62,500
$150,000               $18,750       $ 37,500       $ 56,250       $ 75,000       $ 75,000       $ 75,000       $ 75,000
$175,000               $21,875       $ 43,750       $ 65,625       $ 87,500       $ 87,500       $ 87,500       $ 87,500
$200,000               $25,000       $ 50,000       $ 75,000       $100,000       $100,000       $100,000       $100,000
$225,000               $28,125       $ 56,250       $ 84,375       $112,500       $112,500       $112,500       $112,500
$250,000               $31,250       $ 62,500       $ 93,750       $125,000       $125,000       $125,000       $125,000
$300,000               $37,500       $ 75,000       $112,500       $150,000       $150,000       $150,000       $150,000
$400,000               $50,000       $100,000       $150,000       $200,000       $200,000       $200,000       $200,000
$450,000               $56,250       $112,500       $168,750       $225,000       $225,000       $225,000       $225,000
$500,000               $62,500       $125,000       $187,500       $250,000       $250,000       $250,000       $250,000
$550,000               $68,750       $137,500       $206,250       $275,000       $275,000       $275,000       $275,000
$600,000               $75,000       $150,000       $225,000       $300,000       $300,000       $300,000       $300,000

   As of December 31, 1999, the years of service recognized under the pension plan and the supplemental executive retirement plan for each of the named executives were as follows: Mr. O'Rourke, 4.5 years and 15 years (including Mr. O'Rourke's prior service at HealthLink), respectively, Ms. Van Trease, 5.5 years and 5.5 years, respectively; Ms. Braly, 1 year and 1 year, respectively, Mr. Fulk, 2 years and 2 years, respectively, and Mr. Schneiderman, 4.5 years and 4.5 years, respectively. Mr. O'Rourke and Ms. Van Trease each have a vested benefit in both the pension plan and the supplemental executive retirement plan, and Mr. Schneiderman has a vested benefit in the supplemental executive retirement plan. Compensation recognized under the pension plan generally includes a participant's base salary (including any portion deferred under RightCHOICE's qualified deferred benefit plans and Section 125 plan), annual bonus compensation and payouts received under RightCHOICE's long-term incentive plans, subject to maximum limits on compensation imposed under the Internal Revenue Code. The same compensation, plus amounts deferred under the non-qualified deferred compensation plan, is recognized under the supplemental executive retirement plan, but without the maximum limits. Retirement benefits are calculated based upon the average of a participant's 5 highest consecutive years of compensation of the most recent 10 years of credited service. Under this formula, the final average earnings under the supplemental executive retirement plan (before applying the maximum limits under the Internal Revenue
Code) as of December 31, 1999, for each of the named executives who has a vested benefit in the plan are as follows: John A. O'Rourke, $455,285, Sandra A. Van Trease, $258,429 and Herbert B. Schneiderman, $224,826, and the final average earnings under the plan (before applying the maximum limits under the Internal Revenue Code) as of December 31, 1999, for each of the named executives who does not have a vested benefit in the plan are as follows: Angela F. Braly, $258,400, and Michael Fulk, $281,329. The estimated annual benefit for representative years of credited service can be determined by reference in the table to the level of final average earnings and the recognized years of service for each of the named executives.

COMPENSATION COMMITTEE REPORT

   The compensation committee performs the functions set forth on page 7. The following report describes RightCHOICE's compensation policy and program applicable to RightCHOICE's executive officers during 1999.

   Compensation Policy

   RightCHOICE's executive compensation policy has three basic goals:
(1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable RightCHOICE to achieve both short-term and long-term financial, operational and strategic objectives,
(2) to provide performance-based incentives that motivate executive officers to achieve company and individual performance objectives, and
(3) to create a mutuality of interest between executive officers and shareholders through a compensation structure that directly links executive compensation and shareholder return.

   The compensation committee's responsibilities include not only the design of the compensation policy but also periodic review of its fairness and competitiveness from a national and local perspective. Periodically, the compensation committee engages the services of a national, independent consulting firm to provide competitive data and analysis of RightCHOICE's executive compensation program primarily based upon the level and structure of compensation paid to similarly situated executive officers employed by comparable companies in the managed health care industry. The committee also considers the market conditions, which it gains knowledge of as a result of its recruiting efforts for executives. In 1999, a consultant provided information regarding RightCHOICE's arrangements with its executives in the event of a change of control as well as RightCHOICE's arrangements with its executives with respect to excise tax calculations. The information which had previously been provided by independent consultants to RightCHOICE regarding compensation, the committee's knowledge of market conditions as well as considerations regarding the performance of individuals in key executive positions were used as a basis in determining the executive officer compensation arrangements for 1999.

   The compensation committee was particularly mindful of the need to retain the existing management team that was substantially assembled in 1997 and 1998. The Committee considered the significant efforts undertaken by executive management that had improved RightCHOICE's financial performance and RightCHOICE's relationships with state and federal regulators. The Committee also recognized the legal and competitive challenges faced by RightCHOICE in the short and long term, and the desire to continue to enhance RightCHOICE's growth and profitability in the future.

   Compensation Program and Components

   The principal components of the compensation program for executive officers in 1999 were (1) base salaries, (2) annual incentive bonuses, and
(3) stock options. The separate components were originally designed to advance both the short-term and long-term interests of shareholders by tying a significant portion of the executives' compensation to RightCHOICE's performance as described below. The following discussion summarizes each component of the executive compensation program and the review process used by the compensation committee in administering the compensation program.

   Base Salary. The base salaries of RightCHOICE's executive officers, including the named executives, are reviewed annually. In establishing base salaries for 1999, the salary structure created in prior years based upon salary grades, salary midpoints, and salary ranges was utilized. The base salary levels for executive officers of RightCHOICE, other than the Chief Executive Officer, were recommended by management and approved by the compensation committee based upon several factors, including: (1) a review of "salary midpoints" for each of the executive officers previously provided by the independent consultant based upon an analysis of the salary midpoints of similarly situated executives at the comparable companies (as adjusted to reflect the differing sizes of the comparable companies as compared to RightCHOICE), (2) market information made known to the compensation committee in their recruiting efforts to fill certain key management positions, (3) individual performance and contributions, special assignments and responsibilities, levels of responsibility, prior experience and knowledge (and, for new hires, previous compensation levels and expected responsibilities with RightCHOICE), and (4) challenges faced by RightCHOICE in the short and long term.

   Mr. O'Rourke was named Chairman and Chief Executive Officer of RightCHOICE on February 19, 1997. Mr. O'Rourke had previously served as the President and Chief Executive Officer of HealthLink. Mr. O'Rourke also was named Chief Executive Officer of Blue Cross Blue Shield of Missouri. In connection with the assumption of his new duties, Mr. O'Rourke, who previously had an employment agreement with HealthLink, and RightCHOICE entered into an amended employment agreement described on page 10. Mr. O'Rourke's base salary (which was paid by RightCHOICE and approximately 50% of which was reimbursed by Blue Cross Blue Shield of Missouri pursuant to the administrative services agreement described on page 20) was originally established using the same methodology and criteria described in the preceding paragraph for the other executive officers, except that the determination was made by the compensation committee. For 1999, Mr. O'Rourke's compensation was reviewed and adjusted to more closely match the compensation paid to the Chairmen and Chief Executive Officer of the comparable companies based upon a comparison conducted for the prior year. In consideration of, among other things, the fact that Mr. O'Rourke's base salary was below the average base salary of the Chief Executive Officers of the comparable companies (as adjusted to reflect the differing sizes of the comparable companies as compared to RightCHOICE), the dual role of Mr. O'Rourke as Chief Executive Officer of both RightCHOICE and Blue Cross Blue Shield of Missouri, and the considerable efforts required of Mr. O'Rourke to resolve many outstanding financial and legal challenges faced by RightCHOICE during 1998, the compensation committee determined to increase Mr. O'Rourke's base salary by $25,000 to $400,000, effective January 1, 1999.

   Annual Incentive Bonus. The compensation committee believes that annual bonus opportunities allow RightCHOICE to motivate executive officers to achieve specific corporate goals that are of primary importance to RightCHOICE during a particular year. RightCHOICE's executive officers, including the named executives, are eligible to receive annual incentive bonus awards under the Alliance Blue Cross Blue Shield Incentive Plan. The bonus levels under the Alliance Blue Cross Blue Shield Incentive Plan were established for 1999 based upon the bonus levels, as a percentage of salary, paid by the comparable companies (as adjusted to reflect the differing sizes of the comparable companies as compared to RightCHOICE) as determined by the independent consultant. Seventy-five percent of an executive's potential bonus under the Alliance Blue Cross Blue Shield Incentive Plan is based upon the achievement by RightCHOICE of pre-determined operating income goals, and the remaining 25% of the executive's potential bonus under the Alliance Blue Cross Blue Shield Incentive Plan is based upon his or her achievement of pre-determined individual goals. The portion of the Alliance Blue Cross Blue Shield Incentive Plan bonus attributable to individual performance is payable only if the pre-determined operating income goal for RightCHOICE is attained. RightCHOICE exceeded its net income goal for 1999, and, therefore, the senior executive officers who participated in the Alliance Blue Cross Blue Shield Incentive Plan received a bonus for 1999.

   Mr. O'Rourke participated in the Alliance Blue Cross Blue Shield Incentive Plan and the Blue Cross Blue Shield of Missouri Management Incentive Plan during 1999. The Blue Cross Blue Shield of Missouri Management Incentive Plan is similar to the Alliance Blue Cross Blue Shield Incentive Plan except that the Alliance Blue Cross Blue Shield Incentive Plan is only available to employees of RightCHOICE and is based upon RightCHOICE's net income excluding one-time charges such as relocation expenses, whereas the Blue Cross Blue Shield of Missouri Management Incentive Plan is available to employees of Blue Cross Blue Shield of Missouri and to employees of RightCHOICE who perform duties for Blue Cross Blue Shield of Missouri pursuant to the administrative services agreement described on page 20 and is based upon Blue Cross Blue Shield of Missouri's operating profit/loss excluding investment income, extraordinary income/expense and taxes on income. RightCHOICE's operating income for 1999 exceeded the 1999 Alliance Blue Cross Blue Shield Incentive Plan target, and, therefore, Mr. O'Rourke received a bonus under the Alliance Blue Cross Blue Shield Incentive Plan. In addition, Mr. O'Rourke received a bonus of $148,500 in 1999 under the Blue Cross Blue Shield of Missouri Management Incentive Plan based upon Blue Cross Blue Shield of Missouri's overall corporate performance as measured by Blue Cross Blue Shield of Missouri's 1999 operating profit/loss excluding investment income, extraordinary income/expense and taxes on income and attaining certain individual performance goals.

   Stock Options. The compensation committee believes that stock options provide executive officers the opportunity to acquire an equity interest in RightCHOICE and to share in the appreciation of the stock's value thereby aligning their interests with those of the shareholders. RightCHOICE's executive officers, including the named executives, are eligible to receive stock option grants under RightCHOICE's 1994 Equity Incentive Plan. In establishing the appropriate proportion of total compensation to be provided by long-term incentives, and thus the number of shares to be covered by stock option grants, the compensation committee used a percentage of the salary midpoint for particular executive levels as the principal determining factor. Individual grant sizes were determined using the Black-Scholes pricing model and were designed to be comparable with the level of long-term incentive compensation provided by the comparable companies to similarly situated executive officers. The compensation committee, in granting stock options, also took into consideration each executive officer's position with RightCHOICE and his or her overall performance and level of responsibility.

                      Compensation Committee:

         William H.T. Bush             Roger B. Porter, Ph.D.
         Earle H. Harbison, Jr.        Gloria W. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   In October 1999, Dr. Evens resigned as a director of RightCHOICE and as a member of the compensation committee, and Mr. Bush and Dr. Porter joined the committee. The members of the compensation committee, thereafter, were Mr. Harbison, Jr., Chairman, Mrs. White, Mr. Bush and
Dr. Porter. During 1999, no member of the compensation committee was an officer or employee of RightCHOICE or any of its subsidiaries, and no member of the compensation committee was formerly an officer of RightCHOICE or any of its subsidiaries.

                         COMPANY PERFORMANCE

   The following performance graph shows a comparison of cumulative total returns for RightCHOICE, the Standard & Poor's 500 Stock Index and an index of companies selected by RightCHOICE for the period from December 30, 1994, through December 31, 1999.

   The cumulative total return on investment for RightCHOICE, the Standard & Poor's 500 Stock Index and an index of peer companies is based on the stock price or index at December 30, 1994. The performance graph assumes that the value of an investment in RightCHOICE's class A common stock and each index was $100 at December 30, 1994, and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns. Companies in the peer group index include Coventry Health Care, Inc., Humana, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., United Healthcare Corporation, American Medical Security Group, Inc. (formerly United Wisconsin Services, Inc.) and Wellpoint Health Networks,

Inc. RightCHOICE believes that the peer group index provides a representative group of companies in the managed health care industry.



                              [GRAPH]


                 December 30, 1994  December 29, 1995  December 31, 1996  December 31, 1997  December 31, 1998  December 31, 1999
RightCHOICE           100.00              92.86              75.89              68.75              82.14              82.14
S&P 500 Stock         100.00             137.58             169.17             225.60             290.08             351.12
Peer Group Index      100.00             130.66             105.73              97.77             102.68              93.69


              OWNERSHIP OF RIGHTCHOICE CAPITAL STOCK

OWNERSHIP BY MANAGEMENT

   The following table sets forth certain information as of December 31, 1999, regarding the beneficial ownership of RightCHOICE's class A common stock and class B common stock by each director, by each named executive and by all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective directors and officers, as the case may be.

   Beneficial ownership is determined in accordance with SEC rules that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 3,710,866 shares of class A common stock outstanding and 14,962,500 shares of class B common stock outstanding plus 471,390 shares of class A common stock of which beneficial ownership may be acquired pursuant to stock options that are exercisable or that will become exercisable within 60 days.


                                          AMOUNT AND NATURE OF        PERCENTAGE OF SHARES
           NAME                           BENEFICIAL OWNERSHIP            OUTSTANDING
           ----                          ----------------------      ---------------------
                                         class A        class B      class A       class B
                                         -------        -------      -------       -------
William H.T. Bush<F1>                      6,000           0           <F*>          0%
Norman J. Tice<F2>                        10,150           0           <F*>          0%
Earle H. Harbison, Jr.<F3>                 6,500           0           <F*>          0%
Gloria W. White<F4>                        4,702           0           <F*>          0%
Roger B. Porter, Ph.D.<F5>                 5,000           0           <F*>          0%
John A. O'Rourke<F6>                      70,332           0           <F*>          0%
Sandra A. Van Trease<F7>                  61,703           0           <F*>          0%
Angela F. Braly<F8>                       25,902           0           <F*>          0%
Michael Fulk<F9>                          20,359           0           <F*>          0%
Herbert B. Schneiderman<F10>              55,224           0           <F*>          0%
William J. Schicker                            0           0           <F*>          0%
All directors and executive
officers as a group
(21 persons)<F11>                        501,143           0           8.4%          0%

-------------
<F*>    Less than 1%.

<F1>    Includes 5,000 shares that may be acquired pursuant to vested stock options.

<F2>    Includes 2,150 shares owned of record by Mr. Tice's wife as trustee of a trust established for her benefit for which Mr. Tice and his wife share voting and investment power and 6,000 shares that may be acquired pursuant to vested stock options.

<F3>    Includes 5,000 shares that may be acquired pursuant to vested stock options.

<F4>    Includes 4,667 shares that may be acquired pursuant to vested stock options.

<F5>    Includes 5,000 shares that may be acquired pursuant to vested stock options.

<F6>    Includes 36,117 shares that may be acquired pursuant to vested stock options at December 31, 1999, and 28,215 shares that may be acquired pursuant to stock options that vested on January 1, 2000.

<F7>    Includes 39,884 shares that may be acquired pursuant to vested stock options at December 31, 1999, 18,154 shares that may be acquired pursuant to stock options that vested on January 1, 2000, and 865 shares beneficially owned through RightCHOICE's 401(k) plan.

<F8>    Includes 16,000 shares that may be acquired pursuant to vested stock options at December 31, 1999, and 9,902 shares that may be acquired pursuant to stock options that vested on January 1, 2000.

<F9>    Includes 11,577 shares that may be acquired pursuant to vested stock options at December 31, 1999, and 8,782 shares that may be acquired pursuant to stock options that vested on January 1, 2000.

<F10>   Includes 42,830 shares that may be acquired pursuant to vested stock options at December 31, 1999, and 10,894 shares that may be acquired pursuant to stock options that vested on January 1, 2000. All shares are held by a trust for the benefit of Mr. Schneiderman.

<F11>   Includes 9,079 shares beneficially owned through the 401(k) plan by all directors and executive officers as a group and 83,395 shares that Edward J. Tenholder, who is Executive Vice President and Chief Operating Officer of Blue Cross and Blue Shield of Missouri and an employee of RightCHOICE, owns or may acquire pursuant to vested stock options.

OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information as of December 31, 1999, regarding the beneficial ownership of RightCHOICE class A common stock and class B common stock by each entity known by the Board of Directors to beneficially own more than 5% of the outstanding shares of either class of stock.

   Beneficial ownership is determined in accordance with SEC rules that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 3,710,866 shares of class A common stock outstanding and 14,962,500 shares of class B common stock outstanding.


       NAME AND ADDRESS                   AMOUNT AND NATURE                PERCENTAGE OF
     OF BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP          SHARES OUTSTANDING
     -------------------               -----------------------          -------------------
                                        class A       class B           class A     class B
                                        -------       -------           -------     -------
Blue Cross and Blue Shield                36,740     14,962,500           <F*>        100%
of Missouri<F1>
1831 Chestnut Street
St. Louis, Missouri 63103-2775

Heartland Advisors, Inc.<F2>           1,444,900              0          38.9%          0%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202

Health Care Service Corporation<F3>      695,800              0          18.8%          0%
300 Randolph Street
Chicago, Illinois 60601

Dimensional Fund Advisors, Inc.<F4>      211,700              0          5.71%          0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

--------------
<F*> Less than 1 percent.

<F1>    According to information contained in a report on Schedule 13G, dated February 16, 1996, the shares are beneficially owned by Blue Cross and Blue Shield of Missouri. Blue Cross and Blue Shield of Missouri may, at its option, convert each share of class B common stock that it owns into 1 share of class A common stock. If Blue Cross and Blue Shield of Missouri converted all of the shares of class B common stock that it owns into shares of class A common stock, it would own 14,999,240 shares of class A common stock, representing 80.3% of the outstanding shares of class A common stock, and no shares of class B common stock would be outstanding.

<F2>    According to information contained in a report on Schedule 13G/A, dated January 27, 2000, the shares are beneficially owned by 1 or more individual and institutional investors, including Heartland Value Fund (which owned more than 5% of the outstanding shares), for which Heartland Advisors, Inc. serves as investment advisor. Heartland Advisors, Inc. has sole voting power with respect to 676,800 shares and sole dispositive power with respect to 1,444,900 shares.

<F3>    According to information contained in a report on Schedule 13D, dated October 22, 1999, the shares are beneficially owned by Health Care Service Corporation which operates the Blue Cross and Blue Shield Plans in Illinois and Texas.

                                   19


<F4>    According to information contained in a report on Schedule 13G, dated February 4, 2000, the shares are owned by four registered investment companies and certain other investment vehicles for which Dimensional Fund Advisors, Inc. serves as an investment advisor. Dimensional Fund Advisors furnishes investment advice to these investment companies and serves as investment manager to certain other investment vehicles including commingled group trusts. In its role as investment advisor and investment manager, Dimensional Fund Advisors possesses both voting and investment power over 211,700 shares of RightCHOICE class A common stock as of December 30, 1999. Dimensional Fund Advisors' investment companies and investment vehicles own all of the shares, and Dimensional Fund Advisors disclaims beneficial ownership of those shares.

                        CERTAIN TRANSACTIONS

REORGANIZATION AGREEMENT

   RightCHOICE and Blue Cross and Blue Shield of Missouri have entered into a settlement agreement, dated January 6, 2000, with the Missouri Attorney General and the Missouri Department of Insurance which will settle the lawsuits relating to allegations by the Missouri Attorney General and the Missouri Department of Insurance that the operation of RightCHOICE since it was organized in 1994 violates the non-profit purposes of Blue Cross and Blue Shield of Missouri. The settlement will only be effective, however, if RightCHOICE and Blue Cross and Blue Shield of Missouri complete the corporate reorganization contemplated by the settlement agreement and set forth in a reorganization agreement, dated as of March 14, 2000, among RightCHOICE, Blue Cross and Blue Shield of Missouri, The Missouri Foundation For Health and RightCHOICE Managed Care, Inc., a Delaware corporation.

   The reorganization will not be completed unless and until a number of conditions are satisfied including the receipt of shareholder approval, regulatory approval and a private letter ruling from the Internal Revenue Service, or a satisfactory tax opinion, concerning the tax-free nature of the reorganization. RightCHOICE cannot provide any assurances that the conditions to the reorganization will be satisfied or that the reorganization will be completed.

   You are not being asked to vote on the reorganization at this time. Once RightCHOICE decides to seek shareholder approval of the reorganization, we will send to you proxy materials which will describe the reorganization in detail and provide you with the opportunity to vote for or against the reorganization.

ADMINISTRATIVE SERVICES AGREEMENT

   RightCHOICE and Blue Cross and Blue Shield of Missouri have entered into an administrative services agreement pursuant to which:
(1) RightCHOICE will, upon Blue Cross and Blue Shield of Missouri's request, perform functions necessary or appropriate for Blue Cross and Blue Shield of Missouri to continue to offer its products and conduct its other business, and (2) Blue Cross and Blue Shield of Missouri will, upon RightCHOICE's request, perform functions as necessary or appropriate to enable RightCHOICE to offer its products and conduct its other business. In addition, under the administrative services agreement, RightCHOICE and Blue Cross and Blue Shield of Missouri have granted to each other a nonexclusive license to use certain software programs and procedures and have agreed on a formula by which RightCHOICE and Blue Cross and Blue Shield of Missouri will pay the cost of services rendered to the other.

   The administrative services agreement also provides that: (1) the Chief Executive Officer of Blue Cross and Blue Shield of Missouri is permitted to serve RightCHOICE in that capacity, (2) RightCHOICE will pay the Chief Executive Officer his total compensation, and (3) Blue Cross and Blue Shield of Missouri will reimburse RightCHOICE for the portion of the Chief Executive Officer's total compensation, as may be agreed, for time spent on Blue Cross and Blue Shield of Missouri's affairs.

Finally, under the administrative services agreement, RightCHOICE and Blue Cross and Blue Shield of Missouri have agreed that Blue Cross and Blue Shield of Missouri will reimburse RightCHOICE for compensation paid to RightCHOICE employees for services rendered to Blue Cross and Blue Shield of Missouri.

TAX ALLOCATION AGREEMENT

   RightCHOICE and Blue Cross and Blue Shield of Missouri have also entered into a tax allocation agreement pursuant to which RightCHOICE and Blue Cross and Blue Shield of Missouri have elected to file consolidated federal income tax returns. The tax allocation agreement provides that RightCHOICE will calculate the federal income tax liability for itself and its subsidiaries as if it were a single taxpayer for federal income tax purposes. If RightCHOICE is subject to federal income tax liability as a result of such calculation, it will pay such liability to Blue Cross and Blue Shield of Missouri, but if RightCHOICE is entitled to a refund of federal income tax as a result of such calculation, RightCHOICE will receive such refund from Blue Cross and Blue Shield of Missouri.

   In January 1998, RightCHOICE and Blue Cross and Blue Shield of Missouri amended the tax allocation agreement to provide for: (1) an allocation of liability between RightCHOICE and Blue Cross and Blue Shield of Missouri for adjustments in income tax liabilities of Blue Cross and Blue Shield of Missouri for periods prior to August 2, 1994,
(2) an allocation of liability between RightCHOICE and Blue Cross and Blue Shield of Missouri for adjustments in federal income tax liabilities arising out of consolidated federal income tax returns filed by Blue Cross and Blue Shield of Missouri for periods after August 2, 1994, and (3) for the utilization of the tax reserve transferred by Blue Cross and Blue Shield of Missouri to RightCHOICE in August 1994.

LEASE

   RightCHOICE and a subsidiary of Blue Cross and Blue Shield of Missouri are parties to a lease agreement pursuant to which RightCHOICE leases office space and parking including its headquarters. The lease is for a 10-year term, although RightCHOICE has two separate options to extend the lease for a period of 5 years each.

                         INDEPENDENT AUDITORS

   PricewaterhouseCoopers, LLP served as RightCHOICE's independent accountants for the year ended December 31, 1999, and has been selected to serve in the same capacity for the current year. A representative of PricewaterhouseCoopers, LLP is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   To RightCHOICE's knowledge, based solely on review of the Forms 3, 4 and 5 furnished to RightCHOICE and written representations that no other reports were required during the year ended December 31, 1999, its directors, executive officers, greater than 10% shareholders complied with applicable Section 16(a) filing requirements.


                            ANNUAL REPORT

   RightCHOICE's Annual Report to Shareholders, containing financial statements for the year ended December 31, 1999, was previously mailed to shareholders. You may obtain an additional Annual

Report by contacting Investor Relations at (314) 923-4831. The Annual Report is not to be regarded as proxy solicitation material or as otherwise incorporated by reference herein.

              SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   RightCHOICE anticipates that the 2001 annual meeting of shareholders will be held on May 8, 2001, unless the reorganization described above is completed prior to that date. If any shareholder intends to submit a proposal for inclusion in the proxy statement and form of proxy to be delivered for the 2001 annual meeting, the proposal must meet the requirements established by the SEC and must be received by RightCHOICE at its principal executive offices no later than February 9, 2001. Under RightCHOICE's bylaws, other proposals that are not included in the proxy statement for the 2001 annual meeting will be considered untimely and will not be considered at that meeting unless they are received by the secretary of RightCHOICE before March 9, 2001.


                            By Order of the Board of Directors

                            /s/ Angela F. Braly

                            Angela F. Braly
                            Secretary

June 12, 2000
St. Louis, Missouri

                               [MAP]





  If you are planning to attend the RightCHOICE(R) Managed Care, Inc. Annual Meeting, please bring this ticket with you as your admittance.


---------------------------------------------------------------------------
                       (DETACH PROXY FORM HERE)

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                PROXY
 2000 ANNUAL MEETING OF SHAREHOLDERS OF RIGHTCHOICE MANAGED CARE, INC.

     The undersigned hereby appoints Annette Range and Judi Givens, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 2000 Annual Meeting of Shareholders of RightCHOICE Managed Care, Inc. ("RightCHOICE") to be held at the principal executive offices of RightCHOICE, located at 1831 Chestnut Street, St. Louis, Missouri, on Tuesday, July 11, 2000, commencing at 11:00 a.m., CDT, and at all adjournments thereof, and to vote all shares of capital stock of RightCHOICE which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 12, 2000:

  THE BOARD OF DIRECTORS OF RIGHTCHOICE RECOMMENDS A VOTE "FOR" ITEM 1.

Item 1: Election of two Class III directors to hold office for a term expiring at the 2003 annual meeting of shareholders.

 / / FOR all nominees listed below       / / WITHHOLD AUTHORITY to vote for
     (except as marked to the contrary)      all nominees listed below

         NOMINEES:  William H. T. Bush and William J. Schicker

Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in this space:

       -------------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

---------------------------------------------------------------------------
                          (DETACH PROXY FORM HERE)

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.




                                   Date:                           , 2000
                                        ---------------------------

                                   --------------------------------------
                                   Signature

                                   --------------------------------------
                                   Signature (if held jointly)

                                   Please sign exactly as name appears
                                   hereon.  When shares are held by joint
                                   tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
             ENCLOSED POSTAGE PREPAID ENVELOPE.

                          APPENDIX

     Page 17 of the printed proxy statement contains a Comparison of Cumulative Total Returns Graph. The information plotted in the graph has been presented in a tabular format that may be processed by the EDGAR system.